UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. __)
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PLATINUM ENERGY RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For More Information Contact:

Alan Katz, CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x211
alan@cjpcom.com

PLATINUM ENERGY RESOURCES, INC.
FILES PRELIMINARY PROXY STATEMENT

NEW YORK (March 27, 2006) — Platinum Energy Resources, Inc. (“Platinum Energy”) (OTCBB: PGRIU.OB, PGRI.OB, PGRIW.OB), announced today that it has filed with the Securities and Exchange Commission a Preliminary Proxy Statement seeking approval of its stockholders of, among other things, its previously announced proposed merger with Tandem Energy Holdings, Inc. (“Tandem”) (OTCBB: TDYH). Under the terms of the proposed merger, Platinum Energy will pay $102 million in cash for Tandem.

Tandem is an independent oil and gas exploration and production company headquartered in Midland, Texas. Tandem has approximately 21,000 acres under lease in long-lived fields with well-established production histories. Tandem’s properties are concentrated primarily in the Gulf Coast region in Texas, the Permian Basin in Texas and New Mexico, and the Fort Worth Basin in Texas. Current production is over 1,100 boe/day. On December 31, 2005, Tandem's estimated net proved reserves were 9.4 million barrels of oil equivalent (BOE), of which approximately 61% were crude oil and 39% were natural gas. 34% of its total reserves were Proven Developed Producing (PDP).

The specific areas of opportunity that Tandem believes are available but not addressed in the proved reserve report analysis include the following:

• The Ira Field has produced 20 million boe to date. It is believed that there is approximately 105 million boe of oil in place at this property. Using area and industry primary and secondary recovery standards for the Ira Field reservoir, it is believed that approximately 28% of the property’s oil in place can be recovered. Only a small fraction of the Ira Field lease has been effectively waterflooded. Based on this recovery rate, if the total estimated capital cost of the re-instituted waterflood program is $12 million to $15 million, the finding and development cost would be under $1.75 per boe.

• It is believed the Ball lease has significant Barnett Shale reserves, as well as shallow sands (behind pipe reserves) that have never been completed.

• The Tomball lease appears to have potential in the sands of the Wilcox formation at depths of 10,000 feet that has never been drilled but has been very productive on nearby leases. In adjacent properties, wells at these depths have demonstrated a recovery of 3 to 5 Bcf per well. Based on the assumption that each well costs under $2 million to drill and complete, there is potential value of over $10 million per well.

• There are numerous infill drilling locations throughout the Tandem leases under 4,000 feet deep. A typical well costs $150,000 to $250,000 to drill and complete. Based on Tandem’s past experience, each new well produces an additional 25,000 to 50,000 boe to proved developed reserves. Drilling primarily would be accomplished using Tandem owned drilling rigs and operations.

The Tandem acquisition includes substantial operations and drilling equipment, infrastructure and personnel. “Our strategy is to use hedging to lock in profits and financing to facilitate additional acquisitions. We also believe there is a substantial opportunity to build on Tandem's current proven reserves by utilizing a low-cost drilling program,” said Barry Kostiner, Chief Executive Officer of Platinum Energy. “We are delighted by the prospect of using Tandem as our platform to grow a large, profitable company through both acquisition and development.”

About Platinum Energy Resources, Inc.

Platinum Energy Resources, based in Montvale, New Jersey, is a special purpose acquisition corporation seeking to acquire assets or operating businesses in the global oil and gas exploration and production industry. Platinum Energy anticipates aggressively building a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit was comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant having an exercise price of $6.00. Platinum Energy holds over $105 million in a trust account maintained by an independent trustee, which will be released to Platinum upon the closing of the merger with Tandem (less any amounts returned to Platinum Energy stockholders who elect to convert their shares to cash in accordance with Platinum Energy's charter).

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Platinum Energy, Tandem and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Platinum Energy's and Tandem's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Platinum Energy nor Tandem assumes any obligation to update the information contained in this press release.

Additional Information

Platinum Energy stockholders are urged to read the proxy statement regarding the proposed transaction because it contains important information. Copies of filings by Platinum Energy, which will contain information about Platinum Energy and Tandem, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and, when filed, will be available from Platinum Energy, without charge, by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

The respective directors and executive officers of Platinum Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum Energy's directors and executive officers is available in the Preliminary Proxy Statement filed with the Securities and Exchange Commission on March 27, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available.